            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MetLife Life and Annuity Company of Connecticut:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm".


/s/ KPMG LLP
Hartford, Connecticut
April 9, 2007